Form 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TDAX Funds, Inc.
…………………………………………………....................................................................................................................................................……………………………………………
(Exact name of registrant as specified in its charter)

Maryland	See Next Page
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 2550
New York, New York 10170
……………………………………………………..
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered
……………………………..	……………………………………
TDAX Independence 2010 Exchange-Traded Fund	NYSE Arca, Inc.
TDAX Independence 2020 Exchange-Traded Fund	NYSE Arca, Inc.
TDAX Independence 2030 Exchange-Traded Fund	NYSE Arca, Inc.
TDAX Independence 2040 Exchange-Traded Fund	NYSE Arca, Inc.
TDAX Independence In-Target Exchange-Traded Fund	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [   ]

Securities Act registration statement file number to which this form relates: 333-139872.

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:    Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.0001 par value, of TDAX Funds, Inc. (the “Company”) to be registered hereunder is set forth in the Company’s Registration Statement on Form N-1A (Commission File Nos. 333-139872; 811-22001), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on January 9, 2007 and as amended on March 13, 2007 and August 17, 2007.

The Company currently consists of five separate series.  Each of the Company’s five series and their respective I.R.S. Employer Identification Numbers are as follows:

TDAX Independence 2010 Exchange-Traded Fund	20-8514580
TDAX Independence 2020 Exchange-Traded Fund	20-8514648
TDAX Independence 2030 Exchange-Traded Fund	20-8514700
TDAX Independence 2040 Exchange-Traded Fund	20-8514755
TDAX Independence In-Target Exchange-Traded Fund	20-8514960

Item 2:    Exhibits.

1.           The Company’s Articles of Amendment and Restatement are included as Exhibit (a) to the Company’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File Nos. 333-139872; 811-22001), as filed with the Securities and Exchange Commission on August 17, 2007.

2.           The Company’s Amended and Restated Bylaws are included as Exhibit (b) to the Company’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File Nos. 333-139872; 811-22001), as filed with the Securities and Exchange Commission on August 17, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 20th day of September, 2007.

TDAX Funds, Inc.
/s/ Anthony F. Dudzinski
By: ____________________
Name: Anthony F. Dudzinski
Title:   Chief Operating Officer